EXHIBIT 23.1

DAVIDOFF HUTCHER & CITRON LLP

605 Third Avenue, 34th Floor

New York, New York  10158

                We hereby consent to the statements with respect to us under the heading “Legal Matters” in the Prospectus and to the filing of this consent as an exhibit to the Registration Statement.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

                                                                                                                Sincerely,

Dated:  _________, 2019                                                                   /s/  Davidoff Hutcher & Citron LLP

                                                                                                                      Davidoff Hutcher & Citron LLP